Exhibit 10.3

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of March 14, 2013 between The Longaberger Company, an Ohio corporation (the “Company”), and the undersigned subscriber (the “Subscriber”).  The parties hereby agree as follows:

1.                                      Purchase and Sale.

1.1.                            Sale and Purchase of Stock.  On the terms and subject to the conditions hereof, the Company hereby agrees to issue and sell to the Subscriber, and by its acceptance hereof the Subscriber agrees to purchase from the Company, 362 shares of Class A common stock and 655 shares of Class B common stock of the Company (the “Stock”).

1.2.                            Purchase Price.  The purchase price to be paid by the Subscriber in consideration of the Stock is $4,000,000.00 (Four Million and No/100 Dollars) (the “Purchase Price”), and shall be evidenced by a Promissory Note (the “Note”) in the form attached hereto as Exhibit A.

1.3.                            Closing.  The purchase and sale of the Stock shall take place by on the date hereof (the “Closing Date”).  On the Closing Date, the Company will issue the Stock to the Subscriber, free and clear of all liens, claims and encumbrances except as set forth in Section 1.4, and the Subscriber will issue the Note to the Company.

1.4.                            Pledge Agreement.  The Stock will be subject to and held in accordance with the terms of a Pledge Agreement dated March 14, 2013 by and between the Company and Rachel Stukey.

2.                                      Representations and Warranties of the Subscriber.  The Subscriber represents and warrants to the Company that:

2.1.                            Authorization; Enforceability.  The Subscriber has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly executed and delivered by the Subscriber and is the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

2.2.                            Knowledge and Experience.  The Subscriber represents that it is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto.  The Subscriber represents that it can bear the economic risk of an investment in the Stock and can afford a complete loss of such investment.

2.3.                            Restricted Securities.  The Subscriber understands and acknowledges that (a) the Stock have not been and are not being registered under the Securities Act or under the “blue sky” laws or securities laws of any jurisdiction and (b) the Company, in selling the Stock, is relying upon among other things, the representations and warranties of the Subscriber contained in this Section 2.

2.4.                            Investment Intent. The Subscriber (a) is acquiring the Stock for investment for its own account, not as a nominee or agent and not with a present view to, or for resale in connection with, any “distribution” of any such securities within the meaning of the Securities Act; and (b) has no present intention of selling, granting any participation in, or otherwise distributing, the Stock to be acquired by the Subscriber.  Except as set forth in or contemplated by this Agreement, the Subscriber does not have any contract, undertaking, agreement or arrangement with any Person to sell or transfer, or grant any participation to any, Person with respect to, any of the Stock.

3.                                      Definitions.  Certain capitalized terms are used in this Agreement with the meanings set forth below in this Section 3.

(a)                                 “Person” or “person” means any present or future natural person or any corporation, partnership, limited liability company, joint venture, joint stock or other company, business trust, organization, business or government or any governmental agency or political subdivision thereof.

(b)                                 “Securities Act” means the Securities Act of 1993, as amended.

4.                                      Miscellaneous.

4.1.                            Entire Agreement.  This Agreement, and the other agreements referred to herein set forth the entire understanding among the parties with respect to the subject matter hereof.

4.2.                            Waiver of Breach.  A waiver by the Company or the Subscriber of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the other party.  Any effective waiver of any provision of this Agreement must be in writing and signed by the party consenting to such waiver.

4.3.                            Amendments.  This Agreement can be changed only by an instrument in writing signed by the Company and the Subscriber.

4.4.                            Successors and Assigns.  The rights and benefits of the Subscriber hereunder shall not be assignable, whether by voluntary or involuntary assignment or transfer.  This Agreement shall be binding upon and inure to the benefit of successors and assigns of the Company and the Subscriber.

4.5.                            Notices.  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and personally delivered, sent by facsimile, sent by certified or registered mail or sent by overnight courier service to the addresses specified below.  A notice shall be deemed to have been received if given in writing and addressed as provided below, and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a facsimile by receipt of the correct confirmation page) or (b) in the case of a letter three days shall have elapsed after the same shall have been deposited in the mails (i) with first-class (air mail if to or from outside the United States of America) postage prepaid and registered or certified, with return receipt requested, or (ii) with express delivery postage prepaid, with receipt required for delivery.  Notices shall be sent:

If to the Subscriber, to it at:

Computer Vision Systems Laboratories, Corp.

2400 N. Dallas Pkwy, Suite 230

Plano TX 75093-4371

Attention:  Heidi Hafer

and a copy to:

Gardere Wynne Sewell LLP

1601 Elm Street, Suite 3000

Dallas, Texas 75201

Attention: Doug Haloftis

If to the Company, to it at:

The Longaberger Company

One Market Square

1500 East Main Street

Newark, Ohio 43055-8847

and a copy to:

Estes Okon Thorne & Carr PLLC

3500 Maple Avenue

Suite 1100

Dallas, TX  75219

Attention:  Jane Taber

4.6.                            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

4.7.                            GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

THE LONGABERGER COMPANY,
an Ohio company

By:	/s/ Tamala L. Longaberger
Printed Name:	Tamala L. Longaberger
Title:	CEO

SUBSCRIBER:

COMPUTER VISION SYSTEMS LABORATORIES, CORP.

By:	/s/ Kelly L. Kittrell
Printed Name:	Kelly L. Kittrell
Title:	Chief Financial Officer

SUBSCRIPTION AGREEMENT — SIGNATURE PAGE